Item 77Q1(a) SunAmerica Commodity Strategy Fund

Amended and Restated Schedule A to the Registrants Declaration of Trust. Incorporated by reference to Post-Effective Amendment No. 52 to the Registrants Registration Statement on Form N-1A (File No. 333-111662) filed on September 21, 2015 (SEC Accession No. 0001104659-15-066305).



Item 77Q1(e) SunAmerica Commodity Strategy Fund

Amendment No. 1 to the Subadvisory Agreement between SunAmerica
Asset Management, LLC and Wellington Management Company LLP.
Incorporated by reference to Post-Effective Amendment No. 52 to the Registrants Registration Statement on Form N-1A (File No. 333-111662) filed on September 21, 2015 (SEC Accession No. 0001104659-15-
066305).